                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report of Form 10-K of Peoples Financial Corp., Inc. of our report dated January 26, 2001, included in the Peoples Financial Corp., Inc. and Subsidiary Consolidated Financial Statements - December 31, 2000, 1999 and 1998.


/S/ Edwards Sauer & Owens



Pittsburgh, Pennsylvania
February 27, 2001